UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023
___________

SKYLINE BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	333-209052 (Commission File Number)	47-5486027 (I.R.S. Employer Identification No.)

101 Jacksonville Circle Floyd, Virginia (Address of principal executive offices)	24091 (Zip Code)

Registrant’s telephone number, including area code: (540) 745-4191

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07          Submission of Matters to a Vote of Security Holders.

Skyline Bankshares, Inc. (the “Company”) held its annual meeting of shareholders on May 16, 2023 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company (i) elected fourteen directors to serve for one-year terms and (ii) ratified the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2023.  The voting results for each proposal are as follows:

1.         To elect fourteen directors to serve for terms of one year each expiring at the 2024 Annual Meeting of Shareholders:

	For	Withhold	Broker Non-Votes

Thomas M. Jackson, Jr.	2,689,584	60,247	1,003,001
James W. Shortt	2,658,183	91,648	1,003,001
Jacky K. Anderson	2,630,421	119,410	1,003,001
Dr. J. Howard Conduff, Jr.	2,616,084	133,747	1,003,001
Blake M. Edwards, Jr.	2,656,879	92,952	1,003,001
Bryan L. Edwards	2,684,436	65,395	1,003,001
T. Mauyer Gallimore	2,634,609	115,222	1,003,001
A. Melissa Gentry	2,663,203	86,628	1,003,001
R. Devereux Jarratt	2,631,842	117,989	1,003,001
Theresa S. Lazo	2,683,273	66,558	1,003,001
W. David McNeill	2,671,505	78,326	1,003,001
Frank A Stewart	2,665,250	84,581	1,003,001
John Michael Turman	2,644,235	105,596	1,003,001
J. David Vaughan	2,697,354	52,477	1,003,001

2.         To ratify the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2023:

For	Against	Abstain

3,705,949	27,445	19,438

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE BANKSHARES, INC.
(Registrant)

Date: May 17, 2023	By:	/s/ Blake M. Edwards
Blake M. Edwards
President and Chief Executive Officer